Exhibit 99.(d)(7)

Schedule A

to the

Amended and Restated Investment Advisory Agreement

between JPMorgan Trust II (formerly One Group Mutual Funds)

and JPMorgan Investment Advisors Inc. (formerly Banc One Investment Advisors Corporation)

(Effective June 26, 2006)

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
JPMorgan Arizona Municipal Bond Fund (formerly One Group Arizona Municipal Bond Fund)	0.45%	0.30%
JPMorgan Core Bond Fund (formerly One Group Bond Fund)	0.60%	0.30%
JPMorgan Intrepid Mid Cap Fund (formerly JPMorgan Diversified Mid Cap Fund and One Group Diversified Mid Cap Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Equity Income Fund (formerly One Group Equity Income Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
JPMorgan Equity Index Fund (formerly One Group Equity Index Fund)	0.30%	0.25%
JPMorgan Government Bond Fund (formerly One Group Government Bond Fund)	0.45%	0.30%
JPMorgan U.S. Government Money Market Fund (formerly One Group Government Money Market Fund)	0.08%	0.08%
JPMorgan High Yield Bond Fund (formerly One Group High Yield Bond Fund)	0.75%	0.65%
JPMorgan Core Plus Bond Fund (formerly One Group Income Bond Fund)	0.60%	0.30%
JPMorgan Intermediate Bond Fund (formerly One Group Intermediate Bond Fund)	0.60%	0.30%
JPMorgan Investor Balanced Fund (formerly One Group Investor Balanced Fund)	0.05%	0.05%
JPMorgan Investor Conservative Growth Fund (formerly One Group Investor Conservative Growth Fund)	0.05%	0.05%
JPMorgan Investor Growth & Income Fund (formerly One Group Investor Growth & Income Fund)	0.05%	0.05%
JPMorgan Investor Growth Fund (formerly One Group Investor Growth Fund)	0.05%	0.05%
JPMorgan Kentucky Municipal Bond Fund (formerly One Group Kentucky Municipal Bond Fund)	0.45%	0.30%
JPMorgan Large Cap Growth Fund (formerly One Group Large Cap Growth Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million;	0.50%

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
	0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion
JPMorgan Large Cap Value Fund (formerly One Group Large Cap Value Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
JPMorgan Louisiana Municipal Bond Fund (formerly One Group Louisiana Municipal Bond Fund)	0.60%	0.30%
JPMorgan Market Expansion Index Fund (formerly One Group Market Expansion Index Fund)	0.35%	0.25%
JPMorgan Multi-Cap Market Neutral Fund (formerly One Group Market Neutral Fund)	1.25%	1.25%
JPMorgan Michigan Municipal Bond Fund (formerly One Group Michigan Municipal Bond Fund)	0.45%	0.30%
JPMorgan Michigan Municipal Money Market Fund (formerly One Group Michigan Municipal Money Market Fund)	0.35%	0.08%
JPMorgan Diversified Mid Cap Growth Fund (formerly One Group Mid Cap Growth Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Diversified Mid Cap Value Fund (formerly One Group Mid Cap Value Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Mortgage-Backed Securities Fund (formerly One Group Mortgage-Backed Securities Fund)	0.35%	0.35%
JPMorgan Municipal Income Fund (formerly One Group Municipal Income Fund)	0.45%	0.30%
JPMorgan Municipal Money Market Fund (formerly One Group Municipal Money Market Fund)	0.35%	0.08%
JPMorgan Ohio Municipal Bond Fund (formerly One Group Ohio Municipal Bond Fund)	0.60%	0.30%
JPMorgan Ohio Municipal Money Market Fund (formerly One Group Ohio Municipal Money Market Fund)	0.30%	0.08%
JPMorgan Liquid Assets Money Market Fund (formerly One Group Prime Money Market Fund)	0.35%	0.08%
JPMorgan Short Duration Bond Fund (formerly One Group Short-Term Bond Fund)	0.60%	0.25%

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
JPMorgan Short Term Municipal Bond Fund (formerly One Group Short-Term Municipal Bond Fund)	0.60%	0.25%
JPMorgan Small Cap Growth Fund (formerly One Group Small Cap Growth Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Small Cap Value Fund (formerly One Group Small Cap Value Fund)	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
JPMorgan Tax Free Bond Fund (formerly One Group Tax-Free Bond Fund)	0.45%	0.30%
JPMorgan Treasury & Agency Fund (formerly One Group Treasury & Agency Fund)	0.40%	0.30%
JPMorgan U.S. Treasury Plus Money Market Fund (formerly One Group U.S. Treasury Securities Money Market Fund)	0.35%	0.08%
JPMorgan Ultra Short Duration Bond Fund (formerly JPMorgan Ultra Short Term Bond Fund (until 7/1/06) and One Group Ultra Short-Term Bond Fund)	0.55%	0.25%
JPMorgan West Virginia Municipal Bond Fund (formerly One Group West Virginia Municipal Bond Fund)	0.45%	0.30%

JPMORGAN INVESTMENT ADVISORS	JPMORGAN TRUST II

INC.

By:	Verlin L. Horn	By: Robert L. Young

Dated:	7/7/06	Dated: 7/7/06